SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          THE HARTCOURT COMPANIES INC.
             (Exact name of Registrant as specified in its charter)

          Utah                                            87-0400541
(State or other jurisdiction of                 IRS Employer Identification No.)
incorporation  or organization)

                    1196 E. Willow St., Long Beach, CA 90806
          (Address of Principal Executive Offices, including ZIP Code)


        Consulting Fee Agreements with Fred G. Luke, dba NuVen Advisors and Archer & Weed

                            (Full title of the plan)


     Dr. Alan V. Phan, 1196 E. Willow St, Long Beach, CA 90806
                     (Name and address of agent for service)

                                  (562)426-9796
          (Telephone number, including area code, of agent for service)


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

                         CALCULATION OF REGISTRATION FEE



                                                                  Proposed
                                               Proposed            Maximum
                                               Maximum            Aggregate    Amount of
Title of Securities    Amount of Shares        Offering           Offering    Registration
 to be Registered      to be Registered    Price Per Share(1)     Price(1)        Fee
---------------------- ------------------  ------------------ -------------- -------------

$.001 par value
Common Stock                      250,000       $7.06          $   1,765,000 $      490.67
---------------------- ------------------  ------------------ -------------- -------------

$.001 par value
Common Stock                       10,000        $7.06         $      70,600 $       19.63
---------------------- ------------------  ------------------ -------------- -------------

TOTALS                            260,000         N/A          $   1,835,000 $      510.30
---------------------- ------------------  ------------------ -------------- -------------





     (1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement.



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

                                   PROSPECTUS

                          THE HARTCOURT COMPANIES INC.
                               1196 E. Willow St.
                              Long Beach, CA 90806
                                 (562) 426-9796

                         260,000 SHARES OF COMMON STOCK


     This Prospectus relates to the offer and sale by The Hartcourt Companies Inc., a Utah corporation (the "Company"), of shares of its $.001 par value per share common stock (the "Common Stock") to certain consultants and advisors (the "Consultants") pursuant to consulting agreements entered into between the Company and the Consultants for payment of services rendered. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 260,000 shares of Common Stock in consideration for services to be performed under the respective agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, 250,000 shares are being registered to an affiliate of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of its subsidiaries. An
"affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an Employee who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information
- Restrictions on Resales").


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.






                The date of this Prospectus is November 30, 1999


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

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: The Hartcourt Companies Inc., 1196 E. Willow St., Long Beach, CA 90806 (562) 426-9796.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. The Company=s stock has been traded on the over-the-counter market since 1994 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

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                                        4

                                TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus...........................6

Item 1.  Plan Information......................................................6

         General Information...................................................6
                   The Company.................................................6
                   Purposes....................................................6
                   Common Stock................................................6
                   The Consultants.............................................6
                   No Restrictions on Transfer.................................6
                   Tax Treatment to the Consultants............................6
                   Tax Treatment to the Company................................7
                   Restrictions on Resales.....................................7

Documents Incorporated by Reference and Additional Information.................8

Item 2.  Registrant Information and Employee Plan Annual Information...........8
                   Legal Opinion and Experts...................................8
                   Indemnification of Officers and Directors...................8

Information Required in the Registration Statement.............................9

Item 3.  Incorporation of Documents by Reference...............................9

Item 4.  Description of Securities.............................................9

Item 5.  Interests of Named Experts and Counsel................................9

Item 6.  Indemnification of Directors and Officers.............................9

Item 7.  Exemption from Registration Claimed..................................10

Item 8.  Exhibits.............................................................10

Item 9.  Undertakings.........................................................11

Signatures . . . . . . . . ...................................................13

Exhibit Index . . . . ........................................................14

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

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS



                            Item 1. Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal executive offices at 1196 E. Willow St., Long Beach, CA 90806,where its telephone number is (462) 426-9796.

Purposes

     The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to agreements entered into between Consultants and the Company, which the agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 260,000 shares of the Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable,

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                                        6
     or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate",
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.
Restrictions on Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the Company=s Common Stock issued hereunder to affiliates is equal to the value of services rendered. Shares of the Company=s Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

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                                        7

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION



     The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Quarterly Reports and Current Reports on Forms 10-Q (or 10-QSB or 8-K) filed under the Securities or Exchange Act subsequent to the filing of the Company=s Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended December 31, 1998, as well as all other reports filed under
Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: The Hartcourt Companies Inc., 1196 E. Willow St., Long Beach, CA 90806, (562) 426-9796.

Legal Opinion and Experts

     Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He does not currently own any shares of the Company's common stock, but will receive 10,000 shares upon the effectiveness of this registration statement.

     The financial statements of The Hartcourt Companies Inc. incorporated by reference in this Prospectus for the year ended December 31, 1998 have been audited by Harlan & Boettger, LLP, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
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

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c), below, are incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4. Description of Securities

     No description of the class of securities (i.e. the $.001 par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Mr. Weed does not presently own any shares of the Company's common stock, but will obtain 10,000 shares upon effectiveness of this registration statement.

Item 6. Indemnification of Directors and Officers

     Article VII, Section 1 of the Company=s Bylaws limit the liability of any officer or Director and permit the Company to indemnify its directors and officers as follows:

     "No officer or Director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or officer of the corporation or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such Director or officer, and shall reimburse each such person for all legal and all other expenses reasonably incurred by him in connection with any such claim or liability,
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

     including power to defend such person from all suits or claims as provided for under the provisions of the Utah Business corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, Consultants and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel."

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5.               Opinion of Richard O. Weed  regarding  the  legality
                              of the  securities registered.
         6.               Not required.
         7.               Not required.
         8.               Not required.
         9.               Not required.
         10.              A.  Advisory Agreement with Fred G. Luke dba NuVen
                              Advisors, Inc. by reference from previous filing made March 22, 1999
                          B. Fee Agreement with Archer & Weed incorporated by reference from previous filing made
                              March 22, 1999.
                          C.  Statement of Account from Fred G. Luke
         11.              Not required.
         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.

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                                       10

         Exhibit No. Title

          24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
          24.2           Consent of Harlan & Boettger, LLP
          25.            Not applicable.
          26.            Not applicable.
          27.            Not applicable.
          28.            Not applicable.
          29.            Not applicable.

Item 9. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post- effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                       11

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Long Beach, State of California on the 30th day of November, 1999.
                                                    The Hartcourt Companies Inc.
                                                    (Registrant)

                                                    By: /s/ Alan V. Phan
                                                    Dr. Alan V. Phan,
                                                    President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following per ons in the capacities and on the dates indicated:


            Signatures                   Title                  Date
----------------------------  -----------------------  -----------------------

 /s/ Alan V. Phan                      Director             November 30, 1999
Dr. Alan V. Phan


 /s/ Fred G. Luke                      Director             November 30, 1999
Fred G. Luke


 /s/ Jon L. Lawver                     Director             November 30, 1999
Jon L. Lawver



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

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

  Exhibit
 Number in
Registration
 Statement        Description                                            Page

5.                Opinion of Counsel                                       15

10.C              Statement of Account from Fred G. Luke                   18

24.1              Consent of Richard O. Weed to Use of Opinion             19

24.2              Consent of Harlan & Boettger, LLP                        20



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                                       14

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                                WEED & CO., L.P.

      4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


WRITER=S DIRECT NUMBER
      (949) 475-9086



                                                 November 30, 1999


Board of Directors
The Hartcourt Companies Inc.
1196 E. Willow St.
Long Beach, CA 90806

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

     I have acted as a special counsel for The Hartcourt Companies Inc. a Utah corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 260,000 shares of Common Stock, $.001 par value (the "Common Stock") to Consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

     As special counsel for the Company, I have examined the Company=s articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.



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The Hartcourt Companies Inc.
November 22, 1999

Page 2

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

     In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following:
(i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Utah; and (vi) The Hartcourt Companies Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Utah and the terms of the instruments or documents referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, the jurisdiction of its incorporation.

     2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

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The Hartcourt Companies Inc.
November 22, 1999

Page 3

     I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Utah, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.


                                        Very truly yours,


                                        /s/ Richard O. Weed
                                        Richard O. Weed


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

                                  EXHIBIT 10.C
                     Statement of Account from Fred G. Luke

                       NuVEN ADVISORS LIMITED PARTNERSHIP
                        4001 So. Decatur Blvd., Suite 399
                             Las Vegas, Nevada 89103


                                October 14, 1999






The Hartcourt Companies, Inc.
1196 E. Willow Street
Long Beach, CA 90701

         RE: Advisory Agreement dated February 8, 1999, as amended (the "Advisory Agreement")

Gentlemen:

     This letter shall serve as a statement of fees owed through the date hereof totaling $250,000 for services provided to The Hartcourt Companies, Inc. ("Hartcourt") by Fred G. Luke through NuVen Advisors Limited Partnership ("NuVen") pursuant to the Advisory Agreement.

     As provided under the Advisory Agreement, the undersigned elects to receive shares of Hartcourt common stock, based on today's closing bid price of approximately $1.00 per share.

                                   Sincerely,


                                   /s/ Fred G. Luke
                                   Fred G. Luke

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                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



                                WEED & CO., L.P.


      4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER=S DIRECT NUMBER
(949) 475-9086

                                November 30, 1999


Board of Directors
The Hartcourt Companies Inc.
1196 E. Willow St.
Long Beach, CA 90806

         Re:  Form S-8

Gentlemen:

     I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies Inc.

     I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                    Very truly yours,

                                    /s/ Richard O. Weed
                                    Richard O. Weed

                                  EXHIBIT 24.2

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Registration Statement of The Hartcourt Companies Inc. Form S-8 of our report dated March 6, 1999, appearing in the Annual Report on Form 10-KSB of The Hartcourt Companies Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

   /s/ Harlan & Boettger, LLP
      Harlan & Boettger, LLP

San Diego, California
November 29, 1999

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